Exhibit 1










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                                  PURCHASE AGREEMENT
                                  ------------------



                    AGREEMENT  entered into this 21st day of December, 1993

          among PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation

          ("Petro"), STAR  GAS  HOLDINGS,  INC.  ("Holdings"),  a  Delaware

          corporation,  FIRST RESERVE  SECURED  ENERGY  ASSETS  FUND,  L.P.

          ("SEA"), AMERICAN  GAS &  OIL INVESTORS, AmGO  II, AmGO  III, FRC

          STAR GAS, INC.  and STAR GAS CORPORATION,  a Delaware corporation

          (the "Company" or "Star Gas").


                                      ARTICLE I

                    1.1. Purchase and Sale of Preferred Stock.   Subject to
                         ------------------------------------

          the  terms  and  conditions  hereof  and  on  the  basis  of  the representation  and  warranties  hereinafter  set  forth, at  the

          Closing,  the  Company  shall  issue  and sell  to  each  of  the

          Investors, and each of the  Investors agrees to purchase,  shares of Preferred Stock, in the aggregate principal amount, and of the series, opposite the  name of each  Investor in Schedule  1 at  a price of $100 per share.


                                      ARTICLE II

                    2.1. Definitions.    For  all purposes  of this  Agree-
                         -----------

          ment, except as otherwise  expressly provided or unless  the con-

          text otherwise requires:




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                    "Affiliate"  and  "Associate"  have the  meanings  pre-

          scribed by Rule 12b-2 of the regulations promulgated  pursuant to the Securities Exchange Act of 1934, as amended.

                    "Balance Sheet" means the consolidated balance sheet of

          the Company referred to in Section 3.6(ii) of this Agreement.

                    "Closing" means the closing referred to in Section 11.1

          of this Agreement.

                    "Closing  Date" means  the date  on  which the  Closing

          occurs.

                    "Code"  means the  Internal Revenue  Code  of 1986,  as

          amended.

                    "Company Subsidiary" means any corporation (a) of which

          the Company directly  or indirectly owns or controls  at the time outstanding  shares of stock which have in ordinary circumstances

          (not dependent upon the happening of  a contingency) voting power to elect a  majority of the board  of directors of said  corpora-

          tion, or (b) of which shares of stock of the character  described in the foregoing  clause (a) shall at  the time be owned  or con-

          trolled directly  or indirectly  by the Company  and one  or more

          Company Subsidiaries  as defined in  the foregoing clause  (a) or directly or indirectly by one or more such Company Subsidiaries.

                    "Disclosure Schedule"  means the document  delivered by

          the  Company to the  Investors simultaneously with  the execution hereof containing the information required to be included therein pursuant to this Agreement.




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                    "Existing  Shareholders"  means   American  Gas  &  Oil

          Investors, SEA, FRC Star Gas, Inc., AmGO II and AmGO III.

                    "FTC" means the United States Federal Trade Commission.

                    "HSR   Act"  means   the  Hart-Scott-Rodino   Antitrust

          Improvements Act.

                    "Investor"  means  each   of,  and  "Investors"   means

          collectively   all  of,  Petro,  Holdings,  American  Gas  &  Oil

          Investors, SEA, AmGO II and AmGO III.

                    "Preferred  Stock" means the Series A, Series B, Series

          C,  Series D  and Series  E 8%  Cumulative Convertible  Preferred

          Stock  of the  Company  and the  Series  A and  Series B  12.625%

          Cumulative Redeemable Preferred Stock of the Company as described in the Certificate of Designations, Preferences and Rights of the

          8%   Cumulative  Convertible  Preferred  Stock  and  the  12.625%

          Cumulative  Redeemable Preferred  Stock of  Star  Gas Corporation

          annexed as Schedule 2.1 ("Certificate of Designation").

                    "Prudential" means The Prudential Insurance Company  of

          America, a New Jersey mutual insurance corporation.

                    Certain  terms used principally in Section 3.31 of this

          Agreement are defined in that section.  The plural of any defined term shall have a meaning correlative to such defined term.


                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                    ---------------------------------------------


                    The Company hereby represents and warrants to Investors

          as follows:


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                    3.1. Corporate  Organization; Etc.   The  Company  is a
                         ----------------------------

          corporation duly organized, validly existing and in good standing under the laws  of the State  of Delaware and has  full corporate power and  authority to carry on its business  as it is now being conducted and to  own the properties and  assets it now owns;  is duly qualified or  licensed to do business as  a foreign corpora-

          tion in good standing in  the jurisdictions listed in Section 3.1 of the  Disclosure Schedule, which  are all the  jurisdictions in which  ownership of  property  or  the  conduct of  its  business requires  such qualification  except jurisdictions  in which  the

          Company's  failure to  qualify to  do  business will  not have  a material  adverse effect on  the business, prospects, operations,

          properties, assets or  condition (financial or otherwise)  of the

          Company and the Company Subsidiaries taken as a whole or,  if the

          Company is not  so qualified in any such jurisdiction, and is not required to  qualify  based upon  ownership  of property  or  the conduct of its business but is required to qualify on a different basis, it can  become so qualified  in such jurisdiction  without any  material adverse effect (including assessment of state taxes for prior years) upon its business and properties.  The copies of the  Certificate  of  Incorporation and  By-Laws  of  the Company

          heretofore delivered to Investors are complete and correct copies of such instruments as presently in effect.

                    3.2. Capitalization of the Company.      Prior  to  the
                         -----------------------------

          effective  date of  this Agreement  and the  filing of  a revised

          Amended and Restated Certificate of Incorporation for the


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          Company, the authorized capital stock  of the Company consists of

          20,000 shares of  Common Stock, $1 par value per  share, of which

          251.31 shares  are issued  and outstanding  and 15.12 shares  are held  in the  treasury  of  the Company,  and  302,500 shares  of preferred stock, 2,500 shares  of which have a par value  of $.01 per share and  300,000 of which have  no par value per  share, of which  48,000  shares  have been  designated  Series  A Preferred

          Stock, of  which 40,309.5 shares  are issued and  outstanding and

          1,420  shares have been  designated as 8%  cumulative convertible

          preferred stock  all of  which are issued  and outstanding.   All

          issued and outstanding shares of capital stock of the Company are validly issued, fully paid and  nonassessable.  All of the shares of 8% Cumulative Convertible Preferred  Stock to be issued  under this Agreement have  been duly authorized and when  issued to the

          Investors in accordance with the terms of this Agreement, will be

          duly and validly  issued, fully paid and non-assessable.   Except

          as contemplated by this Agreement and except for the Company's 8%

          Cumulative Convertible Preferred Stock to be issued to Prudential

          in   connection  with  a  capital  restructuring,  there  are  no outstanding (a)  securities convertible into  or exchangeable for the Company capital  stock; (b) options, warrants or other rights to  purchase or  subscribe for  capital stock  of the  Company or securities  convertible into or exchangeable for capital stock of the Company;  or (c)  contracts, commitments,  agreements, under-

          standings or  arrangements of any  kind to which the  Company and any Company Subsidiary  is a party or by which the Company or any


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          Company  Subsidiary is  bound  relating to  the  issuance of  any capital  stock  of  the  Company,  any  such  convertible or  ex-

          changeable securities or any such options, warrants or rights.

                    3.3. Subsidiaries  and Affiliates.   Section  3.3(a) of
                         ----------------------------

          the Disclosure  Schedule sets forth the name, jurisdiction of in-

          corporation and capitalization of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business.  Except  as disclosed in Section 3.3(b)  of the Disclo-

          sure Schedule, the Company does not own, directly or  indirectly,

          any capital stock  or other equity securities  of any corporation or have  any direct or  indirect equity or ownership  interest in any  business  not listed  in  Section 3.3(a)  of  the Disclosure

          Schedule.   Except  as and  to the  extent set  forth in  Section

          3.3(a)  of the Disclosure  Schedule, all the  outstanding capital stock of each Company Subsidiary is  owned directly or indirectly by the Company  free and clear  of all  liens, options or  encum-

          brances  of any kind  and all material  claims or charges  of any kind, and is  validly issued, fully  paid and nonassessable,  and there are  no outstanding  options, rights  or agreements  of any kind relating  to the issuance,  sale or transfer of  any capital stock  or other equity securities  of any such Company Subsidiary to any person except the Company.  Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good stand-

          ing under the  laws of its state of incorporation;  (ii) has full corporate power  and authority to carry on  its business as it is now being conducted and to own  the properties and assets it  now


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          owns; and (iii) is duly qualified or licensed to do business as a foreign  corporation in good standing in each jurisdiction listed immediately below the  name of such Company Subsidiary in Section

          3.3(c) of the Disclosure Schedule which is  every jurisdiction in which  ownership  of  property or  the  conduct  of  its business requires such  qualification except jurisdictions  in which  such

          Company  Subsidiary's failure to qualify will not have a material

          adverse  effect   on   the   business,   prospects,   operations,

          properties,  assets, or condition (financial or otherwise) of the

          Company and the  Company Subsidiaries taken as a whole,  or, if a

          Company Subsidiary is not so qualified in any  such jurisdiction,

          and is not  required to qualify based upon  ownership of property or the  conduct of its business, but is  required to qualify on a different basis,  it can become so qualified in such jurisdiction without  any  material  adverse effect  (including  assessment of state  taxes for prior  years) upon its  business and properties.

          The  Company has heretofore  delivered to Investors  complete and correct copies of the certificate of incorporation and by-laws of each Company Subsidiary, as presently in effect.

                    3.4. Authorization,  Etc.     The   Company  has   full
                         -------------------

          corporate power and authority to enter into this Agreement and to

          carry  out the transactions  contemplated hereby.   The  Board of

          Directors and stockholders of  the Company have taken all  action required  by law, the Company's Certificate of Incorporation, its

          By-Laws  or  otherwise to  be  taken  by  them to  authorize  the execution and delivery of this  Agreement and the consummation of


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          the transactions  contemplated hereby,  and this  Agreement is  a valid  and  binding  agreement  of  the  Company  enforceable  in accordance  with its terms, except  that (i) such enforcement may be subject to  bankruptcy, insolvency, reorganization, moratorium or  other similar  laws now  or hereafter  in effect  relating to creditors'  rights, and (ii)  the remedy of  specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses  and to the discretion of  the court before which any proceeding therefor may be brought.

                    3.5. No Violation.  Neither  the execution and delivery
                         ------------

          of  this Agreement  nor  the  consummation  of  the  transactions contemplated hereby will violate any provision of the Certificate of  Incorporation  or  By-Laws  of  the  Company or  any  Company

          Subsidiary,  or, except  as  specified  in  Section  3.5  of  the

          Disclosure Schedule, violate, or be in  conflict with, or consti-

          tute a  default (or an event which, with  notice or lapse of time or  both, would  constitute a  default) under,  or result  in the termination of,  or accelerate  the performance  required by,  or cause the acceleration of the  maturity of any debt or obligation pursuant  to, or  result in  the  creation or  imposition of  any security interest, lien or other encumbrance upon any property or assets of the Company or any Company Subsidiary under, any agree-

          ment or commitment to which the Company or any Company Subsidiary is a party or  by which the Company or any  Company Subsidiary is bound, or to  which the property  of the Company  or any  Company

          Subsidiary is subject, or violate any statute or law or any judg-


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          ment, decree, order,  regulation or rule of any  court or govern-

          mental   authority,   which  violations,   conflicts,   defaults,

          terminations,  accelerations,  security  interests, encumbrances,

          liens  and  violations  would individually  or  in  the aggregate materially and adversely affect  the business of the Company  and the Company Subsidiaries taken as a whole.

                    3.6. Financial Statements.   The Company has heretofore
                         --------------------

          delivered to Investors true, complete  and accurate copies of the following:  (i)  a consolidated balance sheet of  the Company and the Company Subsidiaries as at September  30 in each of the years

          1987  through  1992; and  consolidated statements  of operations,

          stockholders' equity  and cash flows  for each of the  years then ended,  all certified  by Ernst  &  Young, independent  certified public accountants, or  by another nationally recognized  firm of independent certified public  accountants, whose reports  thereon are  included therein; and (ii) an unaudited consolidated balance sheet of the Company and the Company Subsidiaries as at September

          30, 1993, and  unaudited consolidated  statements of  operations,

          stockholders'  equity and  cash flows  for the  year then  ended.

          Such consolidated balance sheets and, where applicable, the notes thereto  fairly present in all material respects the consolidated assets,  liabilities and financial  condition of the  Company and the Company  Subsidiaries as at the respective dates thereof, and such consolidated statements of  income, stockholders' equity and cash flows and  the notes thereto fairly present  in all material respects  the consolidated results  of operations of  the Company


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          and the Company Subsidiaries for the periods therein referred to;

          all in  accordance with generally accepted  accounting principles consistently applied throughout the periods involved.

                    3.7. No  Undisclosed  Liabilities;   Etc.    Except  as
                         -----------------------------------

          disclosed in  Section 3.7 of the Disclosure Schedule, neither the

          Company nor any  Company Subsidiary has any  material liabilities or  obligations of any  nature (absolute, accrued,  contingent or otherwise) which  are required to  be disclosed in  its financial statements and  the notes  thereto in  accordance with  generally accepted  accounting principles which were not fully reflected or reserved against in  the Balance Sheet or disclosed  in the notes thereto,  except for such liabilities and obligations incurred in the ordinary course of business and consistent with past practice

          since the date thereof.   An undisclosed liability or  obligation

          will not be  considered material if it was unknown to the Company or Company Subsidiaries  on the date  hereof and  both (i) it  is

          less   than  $100,000   (provided  that   all  such   undisclosed

          liabilities  do not  exceed $300,000 in  the aggregate)  and (ii)

          does  not  have  a  material  adverse  effect  on  the  business,

          prospects, operations, properties, assets or condition (financial or  otherwise) of the Company  and the Company Subsidiaries taken as a whole.

                    3.8. Accounts Receivable.   All accounts  receivable of
                         -------------------

          the Company and each Company Subsidiary, whether reflected in the

          Balance  Sheet or  arising after  September  30, 1993,  represent sales actually made  in the ordinary course of  business, and the


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          reserves shown  on the  Balance Sheet  or established  thereafter were calculated in a manner consistent with past practice.

                    3.9. Inventory.  The quantities of all inventory of the
                         ---------

          Company and each Company Subsidiary are reasonable in the present circumstances of their respective businesses.

                    3.10.     Absence of Certain Changes.  Except as and to
                              --------------------------

          the extent set  forth in Section 3.10 of  the Disclosure Schedule and costs associated with the execution of this Agreement and the consummation of  the transactions contemplated hereby,  since the date of  the Balance Sheet,  neither the Company nor  any Company

          Subsidiary has:

                         (a)  Suffered any material  adverse change in  its

          working capital, financial condition, assets, reserves, business,

          operations or prospects, except such adverse changes as would not have a  material adverse  effect on the  Company and  the Company

          Subsidiaries taken as  a whole and except for  changes related to warm weather and seasonality which  have affected the industry as a  whole  or, for  the period  between  the date  hereof  and the

          Closing, any matters which affect the industry as a whole;

                         (b)  Incurred any obligations  (absolute, accrued,

          contingent  or otherwise) except  items incurred in  the ordinary course of business and consistent with past practice;

                         (c)  Paid,  discharged  or  satisfied  any  claim,

          liabilities  or  obligations  (absolute,  accrued, contingent  or otherwise) other than  the payment, discharge or  satisfaction in the ordinary course of business and consistent with past practice


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          of liabilities and  obligations reflected or reserved  against in the Balance Sheet or incurred  in the ordinary course of business and consistent with  past practice since the date  of the Balance

          Sheet;

                         (d)  Without the  consent of  Petro, written  down

          the value of  any inventory (including  write-downs by reason  of shrinkage or mark-down) or written off as uncollectible any notes or  accounts receivable,  except for  immaterial  write-downs and write-offs in the ordinary course of business and consistent with past practice;

                         (e)  Canceled any debts  or waived  any claims  or

          rights of substantial value;

                         (f)  Sold, transferred,  or otherwise  disposed of

          any of its  properties or assets (real, personal  or mixed, tang-

          ible or intangible),  except in the  ordinary course of  business and consistent with past practice;

                         (g)  Granted any  general  increase  in  the  com-

          pensation of officers  or employees (including any  such increase pursuant to any  bonus, pension, profit sharing or  other plan or commitment) and no such increase is customary on a periodic basis or required by agreement or understanding;

                         (h)  Made  any   single  capital   expenditure  or

          commitment  in  excess  of $100,000  for  additions  to property,

          plant, equipment or  intangible capital assets or  made aggregate capital  expenditures and commitments in excess of $500,000 (on a consolidated  basis) for additions  to property, plant, equipment

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          or intangible  capital assets  and which  is not  consistent with past practices;

                         (i)  Declared, paid  or set aside for  payment any

          dividend or other distribution in  respect of its capital  stock,

          except in either case by  a Company Subsidiary to another Company

          Subsidiary or to the Company or  redeemed, purchased or otherwise acquired,  directly or indirectly, any shares of capital stock or other securities of the Company;

                         (j)  Made any material change in any method of ac-

          counting or accounting practice;

                         (k)  Paid, loaned or  advanced any  amount to,  or

          sold,  transferred  or  leased any  properties  or  assets (real,

          personal  or mixed, tangible  or intangible) to,  or entered into any agreement or arrangement with,  any of its officers or direc-

          tors  or any  affiliate or  associate of  any of its  officers or directors except for directors' fees; or

                         (l)  Agreed, whether  in writing or  otherwise, to

          take any action described in this Section.

                    3.11.     Title to  Properties; Encumbrances.   Subject
                              ----------------------------------

          to matters set forth on Schedule 3.11(a), each of the Company and the Company Subsidiaries  has good, valid and marketable title to all the  properties  and assets  reflected in  the Balance  Sheet

          (except (i)  for its  wholly owned  subsidiary Federal  Petroleum

          Company  which the  Company has  sold  and (ii)  such assets  and property as have been sold since the date of the Balance Sheet in

          the   ordinary  course  of  business  and  consistent  with  past

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          practice), and  all the  properties and  assets purchased  by the

          Company and  Company Subsidiaries since  the date of  the Balance

          Sheet, which  subsequently acquired properties and  assets (other than inventory), all of which  have been acquired in the ordinary

          course of business.    Except as disclosed in Section  3.11(b) of

          the Disclosure Schedule,  all properties and assets  reflected in the Balance  Sheet or acquired  thereafter are free and  clear of all title defects or objections, liens, claims, charges, security interests  or other encumbrances of any nature whatsoever includ-

          ing,  without limitation  leases, chattel  mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention  arrangements, and are not, in  the case of real  property,  subject  to  any  rights  of way,  building  use restrictions, exceptions, variances,  reservations or limitations of any nature whatsoever except, with respect to all such proper-

          ties and assets, (a) liens shown on the Balance Sheet as securing specified liabilities or  obligations and liens incurred  in con-

          nection with  the purchase  of  property and/or  assets, if  such purchase was effected  after the date of the  Balance Sheet, with respect to  which no default  exists; (b) minor  imperfections of title,  if any,  none of  which impair  the use  of the  property subject thereto, or  impair the operations of the  Company or any

          Company Subsidiary since  the date of the Balance  Sheet; and (c)

          liens for current taxes not yet  due.  The rights, properties and other assets presently  owned, leased or licensed by  the Company and  the Company  Subsidiaries and  described  elsewhere in  this

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          Agreement  include   all  rights,  properties  and  other  assets

          necessary  to permit the Company and  the Company Subsidiaries to conduct their  businesses in  all material  respects in the  same manner as their businesses are  being conducted prior to the date hereof.

                    3.12.     Plant and Equipment.  Except as disclosed  in
                              -------------------

          Section  3.12  of  the  Disclosure  Schedule,  to  the  Company's

          knowledge, none  of such plants,  structures or equipment  are in need  of  maintenance  or repairs  except  for  ordinary, routine maintenance and repairs which are  not material in nature or cost

          and  except  for   capital  improvements  consistent  with   past

          experience.

                    3.13.     Patents,   Trademarks,   Trade   Names,  Etc.
                              --------------------------------------------

          Neither  the  Company  nor any  Company  Subsidiary  owns,  or is licensed  to use any patents, copyrights, technology, know-how or processes.  Except as disclosed in Section 3.13 of the Disclosure

          Schedule, the Company and each Company Subsidiary owns or has the unrestricted right to use all  trademarks and trade names used in or  necessary  for  the  conduct of  its  business  as  presently

          conducted  without payment  of any  kind.   Section  3.13 of  the

          Disclosure Schedule contains an accurate and complete description of all trademarks and trade names used or proposed to be  used by

          the  Company   or  any   Company  Subsidiary   and  all   pending

          applications therefor.   Except as  set forth in Section  3.13 of

          the  Disclosure Schedule, the Company and each Company Subsidiary has the sole  and exclusive right to use the trademarks and trade

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          names    referred   to  in  the  Disclosure   Schedule,  and  the

          consummation  of the  transactions contemplated  hereby will  not alter or impair any such rights; no claims have been  asserted by any person to the use of any such  trademarks  or trade names and the Company does  not know of any valid basis for any such claim;

          and the use of such trademarks and  trade names by the Company or any Company  Subsidiary does  not infringe on  the rights  of any person.

                    3.14.     Leases.    Section  3.14  of  the  Disclosure
                              ------

          Schedule contains  an accurate  and complete  description of  all leases or  forms of leases  pursuant to which the  Company or any

          Company  Subsidiary leases real or personal property and accurate copies of such leases and forms of leases have been delivered, or

          have been  made available, to Investors.   Except as set forth in

          Section 3.14 of  the Disclosure Schedule (i) all  such leases are valid,  binding and enforceable  in accordance with  their terms,

          and are in  full force and effect subject  to limitations imposed by bankruptcy, insolvency,  reorganization, moratorium and  other similar  laws  affecting  the  enforcement  of creditors'  rights generally, (ii) there are no  existing defaults by the Company or any  Company Subsidiary  thereunder or  to the  knowledge  of the

          Company  by any other party, and  (iii) no known event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence  of any other event) would consti-

          tute a default thereunder except in the case of clauses (i), (ii)

          and (iii)  where such invalidity,  defaults or events  of default

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          would  not, individually  or in  the aggregate,  have a  material

          adverse  effect   on   the   business,   prospects,   operations,

          properties, assets or  condition (financial or otherwise)  of the

          Company and the Company Subsidiaries  taken as a whole.  Executed counterpart copies of all  consents referred to in the  preceding sentence have been delivered to Investors.

                    3.15.     Intentionally Deleted.
                              ----------------------

                    3.16.     Taxes.  Each  of the Company and  the Company
                              -----

          Subsidiaries has duly filed all material tax reports and  returns required  to be filed  by it and  has duly paid  (or has adequate reserves for) all material taxes and other charges due or claimed to be  due from  it by  federal, state, local  or foreign  taxing authorities (including, without limitation, those due in  respect

          of   the  properties,  income,  franchises,  licenses,  sales  or payrolls of any of them); the reserves for taxes reflected in the

          Balance Sheet are  adequate; and there are no  material tax liens upon  any  property or  assets  of  the  Company or  any  Company

          Subsidiary  except liens  for current  taxes  not yet  due.   The

          federal  income  tax returns  of  the  Company and  each  Company

          Subsidiary have been examined by the Internal Revenue Service for those  periods set  forth in  Section 3.16(a)  of  the Disclosure

          Schedule; and, except to the extent shown  therein, all deficien-

          cies asserted  as a result of such examinations have been paid or finally  settled and  no issue  has been  raised by  the Internal

          Revenue  Service in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so ex-

          amined.  Except to the extent set forth in Section 3.16(b) of the

          Disclosure  Schedule,  there  are no  outstanding  agreements  or waivers extending the  statutory period of limitation  applicable to any federal income tax return  for any period.  Copies of  all federal  income  tax  returns for  the  Company  and the  Company

          Subsidiaries in respect of all years not barred by the statute of limitations  have heretofore  been delivered  by  the Company  to

          Investors and all  such returns are listed in  Section 3.16(b) of

          the Disclosure  Schedule.   Neither the  Company nor  any Company

          Subsidiary  has, with  regard  to any  assets  or property  held,

          acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code.

                    3.17.     Contracts  and Commitments.    Except as  set
                              --------------------------

          forth in Section 3.17 of the Disclosure Schedule:

                         (a)  Neither the  Company nor any  Company Subsid-

          iary has  any agreements, contracts, commitments  or restrictions which are material  to the business,  operations or prospects  of the  Company and  the Company  Subsidiaries taken  as a  whole or which require the making of any charitable contribution;

                         (b)  No  purchase  contract or  commitment  of the

          Company or any Company Subsidiary  continues for a period of more than 12 months  or is in excess of the normal, ordinary and usual requirements of  business or  contains commercially  unreasonable terms;

                         (c)  There  are  no outstanding  sales  contracts,

          commitments or proposals of the Company or any Company Subsidiary which continue beyond July 31, 1994;

                         (d)  There are  no propane purchase  agreements of

          the Company;

                         (e)  Neither   the   Company   nor   any   Company

          Subsidiary   has  any   outstanding   contracts  with   officers,

          employees,   agents,  consultants,   advisors,  salesmen,   sales

          representatives, distributors or dealers  that are not cancelable by it on notice of not longer than 30 days and without liability,

          penalty or premium or any agreement or arrangement  providing for the  payment  of  any  bonus  or commission  based  on  sales  or earnings;

                         (f)  Neither the  Company  nor  any  Company  Sub-

          sidiary has any employment agreement, or any other agreement that contains  any severance or termination pay liabilities or obliga-

          tions;

                         (g)  Neither  the  Company  nor  any Company  Sub-

          sidiary  has  any  collective bargaining  or  union  contracts or agreements;

                         (h)  Neither  the  Company  nor  any Company  Sub-

          sidiary has any employee to whom it is paying compensation at the annual rate of more than $100,000 for services rendered;

                         (i)  Neither   the   Company   nor   any   Company

          Subsidiary  is restricted  by  agreement  from  carrying  on  its business as presently conducted anywhere in the world;

                         (j)  Neither the Company  nor any Company Subsidi-

          ary  has  any  debt  obligation  for  borrowed  money,  including guarantees  of or agreements to  acquire any such debt obligation of others;

                         (k)  Neither the  Company  nor  any  Company  Sub-

          sidiary has any outstanding loan for borrowed money to any person other than  to the  Company or a  wholly-owned subsidiary  of the

          Company; and

                         (l)  Neither  the  Company  nor  any Company  Sub-

          sidiary has any power of  attorney outstanding or any obligations or  liabilities  (whether absolute,  accrued  or  contingent), as guarantor, surety, co-signer,  endorser, co-maker, or  indemnitor

          in   respect  of  the  obligation  of  any  person,  corporation,

          partnership, joint  venture, association,  organization or  other entity.

                    3.18.     Suppliers.   Section  3.18 of  the Disclosure
                              ---------

          Schedule sets forth the ten  largest suppliers of the Company and the Company Subsidiaries (on a consolidated basis) of propane  in terms of purchases  during the twelve months  ended September 30,

          1993, showing the approximate total purchases by the  Company and the Company Subsidiaries (on a consolidated basis) from each such supplier during such nine month  period and the items  purchased.

          Except to  the extent set forth in Section 3.18 of the Disclosure

          Schedule, no such supplier has advised the Company or any Company

          Subsidiary of  its intention  to refuse to  do business  with the

          Company, and the  Company does not presently  intend to terminate
          or modify any such relationship.   Except for the suppliers named

          in Sections 3.18 of the Disclosure Schedule, neither  the Company nor any  Company Subsidiary  (a) had any  supplier from  which it purchased  more  than  5%  of  the goods  or  services  which  it purchased during  the twelve months  ended September 30,  1993 or

          (b)  has any  supplier the  loss  of which  would materially  and adversely  affect the  business of  the  Company and  the Company

          Subsidiaries taken as a whole.

                    3.19.     Customers.   Section 3.19  of the  Disclosure
                              ---------

          Schedule sets  forth each  retail customer  of the  Company which accounted  for more  than $200,000  and  each wholesale  customer which  accounted for  more than  $500,000,  of the  sales of  the

          Company  and the  Company Subsidiaries  on  a consolidated  basis during the twelve  months ended September 30, 1993  and the items purchased.  Except to the extent set forth in Section 3.19 of the

          Disclosure Schedule, no customer set forth in Section 3.19 of the

          Disclosure Schedule has  advised the Company of  its intention to terminate or materially  modify its normal business  relationship with  the  Company or  any  Company  Subsidiary and  neither  the

          Company nor any Company Subsidiary presently intends to terminate or so modify any such relationship.

                    3.20.     Operating Data.     The area  operating data,
                              --------------

          schedule of  writedowns and  the listing  of  vehicles, tanks  at customers, tanks in the yard and  bulk storage tanks set forth in

          Section  3.20  of  the  Disclosure   Schedule  are  substantially

          accurate in all material respects.

                    3.21.     Agreements  in Full  Force and  Effect.   All
                              --------------------------------------

          contracts, agreements,  plans, policies and licenses  referred to in the Disclosure Schedule are valid and in full force and effect

          subject  to   limitations  imposed  by   bankruptcy,  insolvency,

          reorganization,  moratorium and other  similar laws affecting the enforcement  of  creditors'  rights  generally,  and  true copies thereof  have been heretofore made available to Investors except,

          in each  case,  where the  invalidity  of  one or  more  of  such documents would not  individually or in the  aggregate materially and adversely affect the business  of the Company and the Company

          Subsidiaries taken  as a whole.   Except as set  forth in Section

          3.21  of the  Disclosure Schedule,  neither the  Company  nor any

          Company  Subsidiary is in  material default under  or in material violation  of,  or knows  of  any valid  basis  for any  claim of material  default under or  material violation of,  any contract,

          commitment or  restriction to which it is a  party or by which it is bound, except for such violations or defaults which would not,

          individually or in the aggregate, have a material adverse  effect on the  business,  prospects, operations,  properties, assets  or condition (financial or otherwise) of the Company and the Company

          Subsidiaries taken as a whole.

                    3.22.     Insurance.  Section 3.22(a) of the Disclosure
                              ---------

          Schedule contains  a fair  summary of  all  material policies  of fire,  liability,  workmen's  compensation  and  other  forms  of

          insurance   owned  or  held  by  the  Company  and  each  Company

          Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid when due, and no notice of cancellation or  termination has been received with respect to

          any  such policy.   Such policies  are sufficient  for compliance

          with all requirements of  law and of all agreements to  which the

          Company  or  any  Company  Subsidiary  is  a  party;  are  valid,

          outstanding  and  enforceable  policies  subject  to  limitations imposed by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally; provide adequate insurance coverage for the assets and

          operations   of  the  Company  and  each  Company  Subsidiary  in

          accordance with  prevailing  industry standards;  will remain  in full force and  effect through the respective dates  set forth in

          Section 3.22(a) of  the Disclosure Schedule; and will  not in any way be  affected by,  or terminate  or lapse  by  reason of,  the transactions  contemplated by this Agreement.  Section 3.22(b) of the  Disclosure Schedule identifies  all risks which  the Company has designated  as being self  insured.  Neither the  Company nor any  Company Subsidiary  has  been  refused  any  insurance  with respect to  its assets or  operations, nor has its  coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which  it has carried insurance during the last five years.

                    3.23.     Labor  Matters.   Except  to  the extent  set
                              --------------

          forth  in  Section  3.23  of  the  Disclosure  Schedule,  to  the

          knowledge  of  the  Company  (a)  the  Company  and  all  Company

          Subsidiaries  are in material compliance with all applicable laws

          respecting  employment   and  employment  practices,   terms  and

          conditions of employment and wages and hours, and are not engaged in  any unfair  labor  practice;  (b) there  is  no unfair  labor practice  complaint against the Company or any Company Subsidiary pending before the National  Labor Relations Board; (c)  there is no labor strike,  dispute, slowdown or stoppage  actually pending or threatened  against or  affecting the  Company or  any Company

          Subsidiary; (d) no representation  question exists respecting the employees  of  the Company  or  any  Company Subsidiary;  (e)  no

          grievance nor any arbitration proceeding arising out of  or under collective  bargaining  agreements  other  than  in the  ordinary course of business and consistent  with past practice is  pending and  no claim  therefor  exists;  (f)  no  collective  bargaining agreement  which  is  binding  on  the  Company  or  any  Company

          Subsidiary restricts any  of them from relocating or  closing any of their operations; and (g)  neither the Company nor any Company

          Subsidiary has experienced  any labor strike, dispute,  slow down or stoppage.

                    3.24.     Fringe Benefit Plans.  Except as set forth in
                              --------------------

          Section 3.24 of  the Disclosure Schedule, neither the Company nor any  Company  Subsidiary  has any  bonus,  deferred compensation,

          pension, profit-sharing, retirement, stock purchase, stock option or  any other  fringe  benefit  plan,  arrangement  or  practice,

          whether formal or informal.  Section 3.24 of the Disclosure Sche-

          dule sets forth the annual expense for each bonus, deferred compensation, pension, profit-sharing or retirement plan or arrangement,  and each other fringe benefit  plan, of the Company and  each Company Subsidiary, whether  formal or informal and the

          Balance Sheet reflects in the aggregate an accrual of all amounts accrued but  unpaid under the aforesaid plans and arrangements as of its date.  Neither the Company nor any Company Subsidiary  has any  commitment, whether formal  or informal and  whether legally

          binding  or   not,  to  create   any  such  additional   plan  or

          arrangement.  True copies of the plan documents for each employee benefit  plan  identified  in  Section  3.24  of  the  Disclosure

          Schedule  and  a  related  summary  plan  description  have  been delivered or made available to the Investors.

                    3.25.     Litigation.   Except as set  forth in Section
                              ----------

          3.25  of the  Disclosure Schedule  and other than  routine claims against the Company covered by insurance or routine claims by the

          Company against  customers for  nonpayment, there  is no  action,

          suit, inquiry, proceeding or investigation by or before any court or governmental  or any  regulatory or  administrative agency  or commission (other than regulatory matters affecting  the industry generally in which the Company  or any Company Subsidiary has not been  identified as  a target  or  in connection  with which  the

          Company or any Company Subsidiary has not filed any documents) to the knowledge of the Company or any Company Subsidiary pending or threatened  against or  involving  the  Company  or  any  Company

          Subsidiary for which the Company or any Company Subsidiary may be liable, or  which questions  or challenges  the validity  of this

          Agreement or any  action taken or to  be taken by the  Company or any  Company Subsidiary pursuant to this  Agreement or in connec-

          tion with the  transactions contemplated hereby; nor is there and the Company or  any Company Subsidiary does not know of any valid basis  for any such  action, proceeding or  investigation, except where any  such action,  proceeding, or  investigation would  not have  a material  adverse  effect  on  the  business,  prospects,

          operations, properties,  assets or condition (financial or other-

          wise)  of the  Company and  the Company  Subsidiaries taken  as a

          whole.     Neither  the  Company nor  any  Company Subsidiary  is

          subject to any  judgment, order or decree entered  in any lawsuit or proceeding  which may  have a material  adverse effect  on its business practices or  on its ability to acquire  any property or conduct its business in any area.

                    3.26.     No  Condemnation or  Expropriation.   Neither
                              ----------------------------------

          the whole nor any  portion of the leaseholds or any  other assets of  the Company  or  any  Company Subsidiary  is  subject to  any governmental decree  or order to  be sold or is  being condemned,

          expropriated or otherwise  taken by any public  authority with or without payment of  compensation therefor, nor, to  the Company's knowledge, has  any such  condemnation,  expropriation or  taking been  proposed by any  public authority having  jurisdiction over the assets of the Company or such Company Subsidiary.

                    3.27.     Consents   and   Approvals   of  Governmental
                              ---------------------------------------------

          Authorities.   Aside from compliance  with the HSR Act  which has
          -----------

          already been accomplished, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or  regulatory authority  is  required  in  connection  with  the

          Company's execution,  delivery and performance of  this Agreement or the consummation of the transactions contemplated hereby.

                    3.28.     Consents.  Except as set forth in Section 3.5
                              --------

          of the Disclosure Schedule, no consent of any person is necessary

          to   the  consummation  by   the  Company  of   the  transactions

          contemplated hereby, including, without limitation, consents from parties  to  loans,  contracts, leases  or  other  agreements and consents from  governmental agencies,  whether federal,  state or local, except where failure to obtain such consent would not have

          a   material  adverse  effect  on  the  business,  operations  or prospects of the Company and the Company Subsidiaries, taken as a whole.

                    3.29.     Compliance with  Law.  Except with respect to
                              --------------------

          matters covered by  Section 3.30 or as disclosed  in Section 3.29 of the Disclosure Schedule, to  the knowledge of the Company, the operations of the Company and the Company Subsidiaries have  been conducted in compliance with all applicable laws, regulations and other requirements of all national governmental authorities,  and of  all states,  municipalities and other  political subdivisions and  agencies thereof, having  jurisdiction over the  Company and the Company Subsidiaries, including, without limitation, all such laws, regulations  and requirements  relating to  antitrust, con-

          sumer protection,  currency exchange, equal  opportunity, health,

          occupational safety, pension and securities matters, except where instances of noncompliance would not have, either individually or in  the aggregate,  a  material adverse  effect on  the business,

          prospects, operations, properties, assets or condition (financial or otherwise) of the Company  and the Company Subsidiaries  taken

          as a whole.   Except with respect  to matters covered by  Section

          3.30 or as set forth in Section 3.12 of the Disclosure  Schedule,

          since December  31,  1991 neither  the  Company nor  any  Company

          Subsidiary has received (a) notification  that it is in violation of any  applicable building, zoning, labor, health  or other law,

          ordinance or regulation in respect of its plants or structures or their operations  or (b) any  written report from an  employee or independent  consultant relating to  the condition, or compliance with  laws,  of  its  plants,  structures  or  equipment  or  the operations there conducted.

                    3.30.     Environmental  Protection.    Except  as  set
                              -------------------------

          forth in Section 3.30 of the Disclosure Schedule, the Company and

          the  Company Subsidiaries have obtained all permits, licenses and other  authorizations which are required under federal, state and local laws relating  to the environment, including  laws relating to  emissions, discharges,  releases  or threatened  releases  of pollutants,  contaminants,  or hazardous  or  toxic materials  or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing,  distribution,

          use,  treatment, storage,  disposal,  transport,  or handling  of pollutants,  contaminants  or  hazardous  or toxic  materials  or wastes, except where  failure to obtain such  permit, licenses or
          authorizations  would   not,  either   individually  or  in   the

          aggregate,  have a  material  adverse  effect  on  the  business,

          prospects, operations, properties, assets or condition (financial or otherwise) of the Company  and the Company Subsidiaries  taken

          as a  whole.    Except  as  set forth  in  Section  3.30  of  the

          Disclosure Schedule, the Company and the Company Subsidiaries are

          in full  compliance in all  material respects with all  terms and conditions of  the required permits, licenses and authorizations,

          and are also in full compliance in all material respects with all

          other   applicable    limitations,   restrictions,    conditions,

          standards, prohibitions, requirements, obligations, schedules and

          timetables   contained  in  those   laws  or  contained   in  any

          regulation, code, plan, order, decree, judgment, notice or demand letter  issued,  entered,  promulgated  or  approved  thereunder,

          except  where noncompliance  would not,  individually  or in  the aggregate,  have a  material  adverse  effect  on  the  business,

          prospects, operations, properties, assets or condition (financial or otherwise)  of the Company and the  Company Subsidiaries taken

          as  a  whole.   Except  as  set  forth  in Section  3.30  of  the

          Disclosure Schedule,  the Company  is not aware  of, nor  has the

          Company  nor any Company Subsidiary  received notice of, any past

          or   present  events,   conditions,  circumstances,   activities,

          practices, incidents,  actions or  plans ("Circumstances")  which the Company  reasonably believes  may interfere  with or  prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, which may require remediation  or  which  may  expose the  Company  to  any material  fine, penalty  or damages  based on  or related  to the manufacture, processing,  distribution, use,  treatment, storage,

          disposal, transport,  or  handling, or  the emission,  discharge,

          release  or threatened  release  into  the  environment,  of  any pollutant,  contaminant, or hazardous or toxic material or waste,

          except where  any Circumstances,  either individually  or in  the aggregate,  would not  have  a  material  adverse effect  on  the business, prospects, operations,  properties, assets or condition

          (financial  or  otherwise)   of  the  Company  and   the  Company

          Subsidiaries taken as a whole.

                    3.31.     Compliance with ERISA.
                              ---------------------

                         (a)  Prohibited Transactions. Neither  the Company
                              -----------------------

          nor  any  Company  Subsidiary has  engaged  in  a transaction  in connection with which the Company or any Company Subsidiary could be subject to  either a material civil  penalty assessed pursuant to  Section 502(i) of ERISA or a  material tax imposed by Section

          4975 of the Code.

                         (b)  Defined Benefit Plans.   Except as  set forth
                              ---------------------

          in  Section 3.31(b)  of  the  Disclosure  Schedule,  neither  the

          Company  nor any Company  Subsidiary presently maintains,  nor to the  knowledge of  the  Company has  ever  maintained, a  defined benefit pension plan.

                         (c)  Material Liabilities.    Except as and to the
                              --------------------

          extent set forth in Section 3.31(b) of the Disclosure Schedule, no reportable event as defined in Section 4043 of ERISA with respect to an employee benefit plan  covered by Title IV of ERISA has  occurred which  would materially  and  adversely affect  the business,  prospects, operations,  properties  or the  condition,

          financial  or   otherwise,  of   the  Company   or  any   Company

          Subsidiaries.  The  representations in this  section are made  to the  best knowledge  of  the  Company, although  it  has made  no independent inquiries insofar as they relate to any Multiemployer

          Plan.

                         (d)  Compliance with Applicable Laws.    To    the
                              -------------------------------

          knowledge of the Company, each Plan other than  the Multiemployer

          Plans is  in material  compliance with  applicable federal  laws,

          including   but  not  limited   to  ERISA.     With   respect  to

          Multiemployer Plans  to which  the Company  or  any Company  Sub-

          sidiary makes contributions, the Company has  no knowledge of any aspect of  such  Multiemployer Plans  which  is not  in  material compliance with applicable federal laws.

                         (e)  Definitions to  Be Used  in Conjunction  with
                              ---------------------------------------------

          ERISA Representations, Warranties and Covenants.  Whenever any of
          -----------------------------------------------

          the terms  set forth below  is used in  this Agreement, it  shall

          have the following meaning:   (i) "ERISA" shall mean the Employee

          Retirement Income Security  Act of 1974, as amended  from time to time;  (ii) "Plan"  shall mean  an employee pension  benefit plan

          (within the meaning of  Section 3 of ERISA) which is  or has been established  or maintained, or to which contributions are or have been made,  by the Company  or any Company Subsidiary;  and (iii)

          "Multiemployer  Plan" shall mean an employee pension plan meeting the definition of that term  contained in Section 3(37) of ERISA,

          to which contributions  are or have  been made by the  Company or any Company Subsidiary.

                    3.32.     Intentionally Deleted.
                              ---------------------

                    3.33. (a)  Personnel.     Section  3.33(a)     of   the
                               ---------

          Disclosure Schedule sets forth a true and complete list of:

                              (i)  the names  and current  salaries of  all

          directors  and  elected  or   appointed  officers  and  executive

          employees of each of the Company and the Company Subsidiaries;

                              (ii) the wage rates for non-salaried and non-

          executive  salaried  employees of  each  of the  Company  and the

          Company  Subsidiaries by classification, and all labor union con-

          tracts; and

                              (iii)     all  group  insurance  programs  in

          effect  for employees  of each  of  the Company  and the  Company

          Subsidiaries.  Neither the Company  nor any Company Subsidiary is

          in  material default  with  respect  to  any of  its  obligations referred to in the preceding sentence.

                         (b)  Except as set forth in Section 3.33(b) of the

          Disclosure  Schedule, to the knowledge  of the Company, no former employee or owner of any  business entity acquired by the Company or Company  Subsidiary is presently competing with the Company in the same or  a similar business in which such  employee worked or which was acquired  from such owner,  as the case may  be, except where such competition would not have a material adverse effect on the business of the Company or any Company Subsidiary in any

          operating  region.   The operating  regions are  as set  forth on

          Schedule 3.33(b).

                    3.34.     Insider Interests.   Except as  set forth  in
                              -----------------

          Section 3.34 of the Disclosure  Schedule, to the knowledge of the

          Company, no officer or director  or shareholder of the Company or any Company Subsidiary has any material interest in any property,

          real  or personal,  tangible  or  intangible,  including  without limitation, trademarks  or trade names, used in  or pertaining to the  business of  the Company  or any  Company Subsidiary  or any supplier or customer of the Company or any Company Subsidiary.

                    3.35.     Intentionally Deleted.
                              ---------------------

                    3.36.     Disclosure.  No representation or warranty by
                              ----------

          the  Company in  this Agreement (including,  financial statements and the Disclosure Schedule), contains or will contain any untrue statement of material  fact or omits  or will  omit to state  any material  fact necessary,  in light  of  the circumstances  under which it  was made,  in order  to make  the statements herein  or therein not misleading.

                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF INVESTORS
                     -------------------------------------------


                    Each  of the Investors  represents and warrants  to the

          Company severally and not jointly as follows:

                    4.1. Corporate Organization; Etc.   Such Investor, if a
                         ---------------------------

          corporation,  is duly  organized, validly  existing  and in  good standing under the laws of the State of its incorporation.

                    4.2. Authorization;  Etc.     Such  Investor  has  full
                         -------------------

          corporate power and authority or in the case of an Investor which is a  partnership full  authority under law,  to enter  into this

          Agreement  and to carry out the transactions contemplated hereby.

          The Boards of Directors of  such corporate Investor has taken all action required by law, its Certificate of Incorporation and  By-

          Laws and  the general  partner of  each partnership  Investor has taken all action required by such partnership Investor's Articles of  Limited Partnership or  otherwise to authorize  the execution and  delivery of this Agreement and the transactions contemplated hereby, and  this Agreement is  a valid and binding  agreement of such Investor  enforceable in  accordance with  its terms  except

          that  (i)  such   enforcement  may  be  subject   to  bankruptcy,

          insolvency, reorganization, moratorium or other  similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and  injunctive and other forms of equitable relief may be subject  to equitable defenses and to the discretion of the  court before which any proceeding therefor may be brought.

                    4.3. No Violation.   Neither the execution and delivery
                         ------------

          of  this Agreement  nor  the  consummation  of  the  transactions contemplated  hereby will violate any provision of the respective

          Certificate  of  Incorporation  or  By-Laws   of  such  corporate

          Investor,  or  the   Articles  of  Limited  Partnership   of  any

          partnership  Investor,  or violate,  or be  in conflict  with, or constitute  a default  under, or  cause  the acceleration  of the maturity of any debt or  obligation pursuant to, any agreement or commitment to  which such Investor  is a party  or by which  such

          Investor is bound, or violate any statute or law or any judgment,

          decree, order,  regulation or rule  of any court  or governmental authority  or require the  consent of any  governmental authority other  than under  the  HSR  Act,  which  violations,  conflicts,

          defaults, accelerations and  violations would individually  or in the aggregate materially and adversely affect the business of the

          Company and the Company Subsidiaries taken as a whole.

                    4.4. Financial Resources.      Such  Investor  has  the
                         -------------------

          financial resources available  to consummate the purchase  of the

          Preferred  Stock required to  be purchased by it  as set forth on

          Schedule  1.   The Preferred  Stock  is being  purchased by  such

          Investor for  investment only and not  with a view to  any public distribution thereof.  Such Investor shall not transfer shares of

          Preferred  Stock or  any  shares  of  Common  Stock  received  on conversion thereof in violation of the Securities Act of 1933, as amended.

                    4.5. Petro's SEC Reports.     Petro    represents   and
                         -------------------

          warrants  (and the  other  Investors do  not) that  the financial statements and description of the  business of Petro as set forth in its Form  10-K for the year  ending December 31, 1992  and the financial information set forth in  its Form 10-Q for the quarter ended June  30, 1993, as  filed with the Securities  and Exchange

          Commission,  are true and accurate in all material respects, with no material omissions.

                    4.6. Litigation.  There  is  no   (i)  material  claim,
                         ----------

          action, suit  or proceeding pending  or to the knowledge  of such

          Investor threatened before any Federal, State, municipal or other court,  governmental body or  arbitration tribunal affecting such

          Investor's ability to consummate the transactions contemplated by this Agreement and (ii) existing order, decree or judgment of any court enjoining or restraining  such Investor or its  officers or requiring any of them to take any action of any kind  which would materially  and  adversely  affect  such  Investor's  ability  to perform its obligations under this Agreement.



                                      ARTICLE V

                          CONDUCT OF THE COMPANY'S BUSINESS
                                 PENDING THE CLOSING
                          ---------------------------------


                    Pending the Closing, and  except as otherwise expressly

          provided  herein  or consented  to  or approved  by  Investors in writing:

                    5.1. Regular Course of  Business.  Each of  the Company
                         ---------------------------

          and  the Company Subsidiaries will carry  on its respective busi-

          ness  diligently and substantially in  the same manner as hereto-

          fore  conducted,  and   neither  the  Company  nor   any  Company

          Subsidiary shall  institute any  new methods  of purchase,  sale,

          lease,  management,  accounting  or operation  or  engage  in any transaction or  activity, enter  into any agreement  or make  any commitment, except  in the ordinary  course of business  and con-

          sistent with past practice.

                    5.2. Amendments.   No change or amendment shall be made
                         ----------

          in the Certificate of Incorporation  or By-Laws of the Company or

          any Company Subsidiary, except that  the Company will cause to be filed  the Amended and Restated Articles of Incorporation annexed as Schedule 2.1.

                    5.3. Capital Changes;  Dividends; Redemptions.   Except
                         ----------------------------------------

          as to the exchange of the Company's  Series A Preferred Stock for common stock  and the  issuance of Preferred  Stock for  the Edge

          Notes and Edge  Preferred Stock as  contemplated in Section  8.9,

          neither the Company nor any Company Subsidiary will issue or sell any  shares of  its  capital stock  or other  securities, acquire directly  or indirectly,  by redemption  or  otherwise, any  such capital stock,  reclassify or  split-up any  such capital  stock,

          declare or pay any dividends thereon in cash, securities or other property or make any other distribution  with respect thereto, or grant or enter  into any options, warrants, calls  or commitments of any kind with respect thereto.

                    5.4. Subsidiaries.  Neither the Company nor any Company
                         ------------

          Subsidiary  will organize any new subsidiary, acquire any capital stock or other  equity securities of  any corporation or  acquire any equity or ownership interest in any business.

                    5.5. Organization.     Except  for   the  sale  of  the
                         ------------

          Company's  Highway  and  Federal  subsidiaries,  or  as permitted pursuant  to Section  5.6, each  of the  Company and  the Company

          Subsidiaries shall use its best efforts to preserve its corporate existence  and business organization intact, to keep available to the Company its  officers and key employees, and  to preserve for

          the  Company   its  relationships   with  licensors,   suppliers,

          distributors, customers and others having business relations with

          it.

                    5.6. Certain  Changes.   Neither  the  Company nor  any
                         ----------------

          Company Subsidiary will:

                         (a)  Borrow or agree to borrow any funds or incur,

          or  assume or become  subject to, whether  directly or by  way of guarantee  or otherwise, any obligation or liability (absolute or contingent),  except obligations and  liabilities incurred in the ordinary course of business and consistent with past practice;

                         (b)  Pay, discharge or satisfy  any claim, liabil-

          ity or obligation (absolute,  accrued, contingent or  otherwise),

          other than the payment, discharge or satisfaction in the ordinary course of business and consistent with  past practice of liabili-

          ties  or obligations reflected or reserved against in the Balance

          Sheet or incurred in the  ordinary course of business and consis-

          tent with past practice since the date of the Balance Sheet;

                         (c)  Except  with  respect to  prepayments  to The

          Prudential Insurance Company  of America,  prepay any  obligation having a fixed maturity of more  than 90 days from the date  such obligation was issued or incurred;

                         (d)  Except  for sale of the Company's Highway and

          Federal divisions and  pursuant to the terms  of existing lending arrangements,  permit  or allow  any  of its  property  or assets

          (real,   personal  or  mixed,  tangible  or  intangible),  to  be

          subjected to any mortgage, pledge, lien or encumbrance;

                         (e)  Write down  the  value of  any  inventory  or

          write  off as  uncollectible any  notes  or accounts  receivable,

          except  for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                         (f)  Cancel  any  debts  or waive  any  claims  or

          rights  of  substantial  value or  sell,  transfer,  or otherwise dispose  of  any of  its  properties  or  assets, except  in  the ordinary  course of business  and consistent with  past practice;

          provided,  however, that the Company may,  with the prior written

          consent   of  the  Investors  which  shall  not  be  unreasonably

          withheld, sell any asset not  required in the ordinary conduct of its business for its fair market value.

                         (g)  Dispose of or  permit to lapse any  rights to

          the use of any trademark or trade name;

                         (h)  Grant any  general increase in  the compensa-

          tion  of officers  or  employees  (including  any  such  increase pursuant to any  bonus, pension, profit sharing or  other plan or commitment);

                         (i)  Make any  single capital expenditure  or com-

          mitment in excess of $100,000 for additions to property, plant or equipment  or make aggregate capital expenditures and commitments in excess of $500,000 (on  a consolidated basis) for additions to property,  plant  or  equipment  and  not  consistent  with  past practices;

                         (j)  Pay, loan or advance any  material amount to,

          or sell transfer  or lease any material properties  or assets to,

          or enter into any material  agreement or arrangement with, any of its officers or directors or any Affiliate or Associate of any of its officers or directors, except for directors' fees and compen-

          sation to officers at rates not materially exceeding the rates of compensation  paid during  the fiscal  year  ended September  30,

          1992;

                         (k)  Grant  or extend any power of attorney or act

          as guarantor,  surety, co-signer, endorser,  co-maker, indemnitor or  otherwise  in  respect  of  the  obligation  of  any  person,

          corporation,    partnership,    joint    venture,    association,

          organization or other entity, except guarantys by the Company for the benefit  of a Company  Subsidiary or by a  Company Subsidiary

          for the benefit of the Company or another Company Subsidiary; or

                         (l)  Agree, whether in writing or otherwise, to do

          any of the foregoing.

                    5.7. Contracts.   No  contract  or  commitment will  be
                         ---------

          entered into, and no purchase of gases, petroleum products, parts inventories, or supplies and  no sale of assets will be  made, by or on behalf of the Company or any Company Subsidiary, except (i)

          contracts or commitments  for the purchase of, and  purchases of,

          gases, petroleum products, parts inventories or supplies, made in

          the   ordinary  course  of  business  and  consistent  with  past practice,  (ii) contracts  or commitments  for the  sale of,  and sales of, inventories (including gases and petroleum products) in

          the   ordinary  course  of  business  and  consistent  with  past practice, and  (iii) other contracts,  commitments, purchases  or sales in the ordinary course of business and consistent with past practice.

                    5.8. Insurance; Property.  The Company and each Company
                         -------------------

          Subsidiary shall maintain all existing insurance policies and its property  shall be  used, operated,  maintained  and repaired  in accordance with normal industry standards.

                    5.9. No Default.   Neither the Company nor  any Company
                         ----------

          Subsidiary shall do any act or omit to do  any act, or permit any act or omission to act, which will cause a breach of any material contract or commitment of  the Company or any Company  Subsidiary or which would cause the breach of any warranty made hereunder.

                    5.10.     Compliance With Laws.   The Company and  each
                              --------------------

          Company Subsidiary shall comply in all material respects with all laws applicable to it and its properties, operations, business and employees.

                    5.11.     Tax Returns.   Each  of the  Company and  the
                              -----------

          Company Subsidiaries shall prepare and file all material federal,

          state,  local and  foreign  income  tax  returns  and  amendments thereto required to be filed by it.  The Company will ensure that

          Investors shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof.


                                      ARTICLE VI

                               COVENANTS OF THE COMPANY
                               ------------------------


                    The Company hereby covenants and agrees with Investors:

                    6.1. Full Access.   The Company shall, and  shall cause
                         -----------

          each Company Subsidiary  to, afford to Investors,  their counsel,

          accountants  and other representatives full access to the plants,

          offices, warehouses, properties, books and records of the Company and each Company Subsidiary in order that Investors may have full opportunity to  make such investigations as they  shall desire to make of the affairs of  the Company and the Company Subsidiaries;

          and the Company will cause  its officers and accountants to furn-

          ish such additional  financial and operating  data and other  in-

          formation as Investors shall from time to time request; provided,

          however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the

          businesses  of the  Company and  the  Company Subsidiaries.   The

          Company   agrees  that  any  inquiry  or  investigation  made  by

          Investors pursuant to this Agreement  shall not in any way affect or lessen the  representations and warranties made by  it in this

          Agreement  or the survival of such representations and warranties

          of the  Closing to the extent provided herein.   In any action or

          proceeding  based  upon  the  breach  of  any  representation  or

          warranty,   the  Company  hereby  waives  the  defense  that  the

          Investors   knew  or  should   have  known  the   true  facts  or

          circumstances; provided, however,  that if the Company  proves in any proceeding that Investors were aware of any fact prior to the

          Closing which  could have permitted  the Company to  mitigate its damages (other than by electing not to close), or  if revealed to

          the   Company  could  have  permitted  the  Company  to  mitigate

          Investors'  damages,  then  Investors'  damages  shall  be deemed reduced to the  extent that the Company could  have affected such

          mitigation,  but net  of the  cost of  the mitigation.   Notwith-

          standing   the  foregoing,  if  between  the  execution  of  this

          Agreement  and the Closing (i) Investors actually receive written

          notice  from  the  Company  of  any  matter  which  the   Company

          identifies as  a breach or  misrepresentation on the part  of the

          Company and (ii) such breach  or representation was not, in fact,

          known  to the  Company  at  the time  of  the  execution of  this

          Agreement, then Investors shall have the option of (i) proceeding with the  Closing, in which  event Investors shall have  no claim against the Company  based upon such breach  or misrepresentation or (ii) terminating  this Agreement, in which event,  neither the

          Company nor the Investors shall have any further liability to the other except as provided in Section 13.2.

                    6.2. Consents.  The Company shall, and shall cause each
                         --------

          Company  Subsidiary to,  use its  best efforts  to obtain  at the earliest practicable date and  prior to the Closing all  consents necessary to  the consummation of  the transactions  contemplated hereby and will provide to  Investors copies of each such consent promptly after it is obtained.

                    6.3. Supplements to Disclosure Schedule.   From time to
                         ----------------------------------

          time prior to  the Closing, the Company  will promptly supplement or  amend the  Disclosure  Schedule with  respect  to any  matter hereafter arising which, if existing  or occurring at the date of this Agreement, would  have been required to be set  forth or de-

          scribed in the Disclosure  Schedule.  No supplement or  amendment of the Disclosure Schedule made pursuant to this section shall be deemed to  cure any breach  of any representation of  or warranty made in this Agreement unless Investors specifically agree there-

          to in writing.

                    6.4. Covenant  to  Satisfy  Conditions.    Each of  the
                         ---------------------------------

          Company and the Company Subsidiaries will use its best efforts to insure that the  conditions set forth in Article  VIII hereof are satisfied, insofar as such matters  are within the control of any of them.

                    6.5. Certificates.   At  the Closing  the Company  will
                         ------------

          furnish Investors with such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VI as may be reasonably requested by Investors.


                                     ARTICLE VI-A

                              COVENANTS OF THE INVESTORS
                              --------------------------


                    Each  of  the  Investors  severally,  but  not jointly,

          covenants and agrees with the Company:

                    6A.1 Covenant to Satisfying Conditions.  Such  Investor
                         ---------------------------------

          will  use its best effort to insure that the conditions set forth in Article VII  are satisfied insofar as such  matters are within the control of such Investor.


                                     ARTICLE VII

                       CONDITIONS TO THE COMPANY'S OBLIGATIONS
                       ---------------------------------------


                    Each and  every obligation  of the  Company under  this

          Agreement to be performed on or before  the Closing shall be sub-

          ject to the satisfaction,  on or before  the Closing, of each  of the following conditions,  unless waived in  writing by the  Com-

          pany:

                    7.1. Representations and  Warranties True.   Subject to
                         ------------------------------------

          the right of  the Investors to  cure a breach  or default as  set forth in Article XIII, the representations and warranties of each of  the  Investors  contained herein  shall  be  in  all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                    7.2. Performance.  The  Investors shall have  performed
                         -----------

          and  complied  with all  agreements,  obligations  and conditions required by  this Agreement to  be performed or complied  with by them on or prior to the Closing.

                    7.3. Deliveries. Company shall have received all of the
                         ----------

          deliveries  required to  be  made by  the  Investors pursuant  to

          Article X.

                    7.4. No Injunction.  On the Closing Date there shall be
                         -------------

          no effective injunction,  writ, preliminary restraining order  or any order  of any nature issued by a court of competent jurisdic-

          tion directing that the transactions  provided for herein or  any of them not be consummated as so provided or imposing  any condi-

          tions  on the consummation of the transaction contemplated hereby which the Company deems unacceptable in its sole discretion.

                    7.5. Consents Obtained.   All  consents referred  to in
                         -----------------

          Section 3.5 shall have been obtained.

                    7.6. Put/Call Agreement.  The Investors  and Prudential
                         ------------------

          shall have  entered into  the Shareholder  Put/Call Agreement,  a copy of which is annexed hereto as Exhibit 8.6.1 and Star Gas and

          Prudential   shall  have  entered  into  the  Star  Gas  Put/Call

          Agreement, a copy of which is annexed hereto as Exhibit 8.6.2.

                    7.7. Shareholders'  Agreement.     The   Investors  and
                         ------------------------

          Prudential  shall  have entered  into the  Shareholders Agreement annexed as Exhibit 8.7.

                                     ARTICLE VIII

                        CONDITIONS TO OBLIGATIONS OF INVESTORS
                        --------------------------------------


                    Each and  every  obligation  of  Investors  under  this

          Agreement  to be  performed on  or  before the  Closing shall  be subject to the satisfaction, on or before the Closing, of each of the  following  conditions,  unless  waived  in  writing  by  the

          Investors:

                    8.1. Representations and  Warranties True.   Subject to
                         ------------------------------------

          the right of the Company to cure a breach or default as set forth in  Article XIII, the representations and warranties contained in

          Article   III  hereof,  the   Disclosure  Schedule  and   in  all

          certificates  to  Investors  or  their  representatives  pursuant hereto  shall  be in  all  material respects  true,  complete and accurate as of the date  when made and at  and as of the  Closing

          Date  as though such representations and  warranties were made at and as  of such date,  except for changes expressly  permitted or contemplated by the terms of this Agreement.

                    8.2. Performance.   The Company  and each Company  Sub-
                         -----------

          sidiary  shall  have  performed  and  complied  in  all  material respects with all agreements, obligations and conditions required by this Agreement  to be performed or complied with by them on or prior to the Closing.

                    8.3. No Government Proceeding or Litigation.  No  suit,
                         --------------------------------------

          action, investigation, inquiry or other proceeding by any govern-

          mental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                    8.4. No Injunction.  On the Closing Date there shall be
                         -------------

          no effective injunction,  writ, preliminary restraining order  or any order of any nature issued by  a court of competent jurisdic-

          tion directing that the  transactions provided for herein  or any of them not be  consummated as so provided or imposing any condi-

          tions  on the consummation of the transaction contemplated hereby which the Investors deems unacceptable in their sole discretion.

                    8.5. Consents Obtained.   All  consents referred  to in
                         -----------------

          Section 3.5 shall have been obtained.

                    8.6. Put/Call Agreement.  The Investors  and Prudential
                         ------------------

          shall have  entered into  the Shareholder  Put/Call Agreement,  a copy of which  is annexed hereto as Exhibit  8.6.1 and Prudential shall have entered  into the Star Gas Put/Call  Agreement, a copy of which is annexed hereto as Exhibit 8.6.2.

                    8.7. Shareholders'  Agreement.     The   Investors  and
                         ------------------------

          Prudential  shall  have entered  into the  Shareholders Agreement annexed as Exhibit 8.7.

                    8.8. Deliveries. Investors  shall have received  all of
                         ----------

          the deliveries  required to  be made by  the Company  pursuant to

          Article IX.

                    8.9. Recapitalization.      Simultaneously   with   the
                         ----------------

          Closing, the exchange  of stock  shall occur  under the  Exchange

          Agreement dated  as of  the date hereof  among the  Company, SEA,

          American Gas & Oil Investors, AmGO II, AmGO III and FRC Star Gas,

          Inc.

                    8.10.     Debt   Restructuring.     At   the   Closing,
                              --------------------

          Prudential  shall  exchange  (a)  $25,000,000  of  the  Company's

          12.625% Senior  Subordinated  Participating Notes  due  2001  for

          $25,000,000  of 8% Cumulative Convertible Preferred Stock and (b)

          $7,500,000   of  the   Company's   12.625%  Senior   Subordinated

          Participating Notes due 2001 for $7,500,000 of 12.625% Cumulative

          Redeemable Preferred  Stock, and Prudential, PruSupply,  Inc. and

          The  First  National  Bank  of  Boston shall  have  agreed  to  a restructuring on terms satisfactory to the Company.



                                      ARTICLE IX


                                DELIVERIES OF COMPANY
                                ---------------------

                    At the Closing the Company shall deliver or cause to be

          delivered to the Investors the following:

                    9.1. Certificate   dated  a   current  date   from  the

          appropriate authorities in the State of Delaware attesting to the existence and good standing of the Company.

                    9.2. Opinion  of the  Company's Counsel.   The  Company
                         ----------------------------------

          shall have  delivered to Investors  an opinion of  Wilmer, Cutler and Pickering,  counsel to the  Company, dated as of  the Closing

          Date, in  form and  substance satisfactory  to Investors,  to the effect that:

                         (a)  The Company is  a corporation duly organized,

          validly  existing and  in good  standing  under the  laws of  its jurisdiction of incorporation.

                         (b)  The Company is  duly qualified  as a  foreign

          corporation and  in good standing  in each jurisdiction  in which the  properties  owned  or leased  by  it or  the  nature  of the business conducted  by  it  makes  such  qualification  necessary except where the Company's failure to qualify to do business will not have a  material adverse effect  on the business,  prospects,

          operations,  properties,   assets  or  condition   (financial  or

          otherwise) of the Company and the Company Subsidiaries taken as a whole.

                         (c)  The  Company  has  the  corporate  power  and

          authority to  carry on its business as  it is now being conducted and to own the properties and assets it now owns, and the Company has the  full corporate  power and authority  to enter  into this

          Agreement and to consummate the transactions contemplated hereby.

                         (d)  Except as disclosed in or  as contemplated by

          this Agreement,  to the actual  knowledge of such  counsel, there are no outstanding options, warrants or other rights  to purchase or acquire any capital stock of the Company.

                         (e)  To  the  actual  knowledge of  such  counsel,

          except as specifically disclosed by the Company in this Agreement or in the Disclosure Schedule hereto, neither the Company nor any

          Company Subsidiary  is engaged  in or threatened  with any  legal action or other proceeding or has incurred or been charged with or is under investigation with respect to any violation of any federal, state or local law or administrative regulation which if adversely determined might, in such counsel's opinion, materially adversely affect or  impair the business or  condition, financial or otherwise, of the Company.

                    9.3. Certified copies  of the resolutions  of the Board

          of  Directors and the  shareholders of the  Company approving the execution  of this  Agreement and  the  transactions contemplated herein.

                    9.4. Such  certificates  of  its officers  to  evidence

          compliance with the  conditions set forth in Article  VIII as may reasonably be requested by the Investors.

                    9.5. The Management  Services Agreement in  the form of

          Exhibit 9.5.

                    9.6. The  Petro Option Agreement in the form of Exhibit

          9.6.

                    9.7. Certificates representing  the Preferred  Stock in

          accordance with Schedule 1.

                    9.8. Resignations of the directors and officers  of the

          Company and the Company Subsidiaries.

                    9.9. A  schedule  of  the names  and  locations  of all

          banks, trust companies,  savings and loan associations  and other financial  institutions at  which the  Company  and each  Company

          Subsidiary maintains safe deposit boxes or accounts of any nature and the  names of  all persons authorized  to draw  thereon, make withdrawals therefrom  or have access  thereto and copies  of all
          records,   including  all   signature  or   authorization  cards,

          pertaining to such bank accounts.

                    9.10.  The Existing Shareholders Option Agreements (the

          "FRC Option") in the form of Exhibit 9.10.


                                      ARTICLE X

                      DELIVERIES OF THE INVESTORS AT THE CLOSING
                      ------------------------------------------


                         At  the Closing,  the Investors  shall  deliver or

          cause to be delivered to the Company the following:

                    10.1.     Certificates.   Each  of the  Investors shall
                              ------------

          have  furnished the  Company  with  such  certificates  of  their officers to evidence  compliance with the conditions set forth in

          Article VII as may be reasonably requested by the Company.

                    10.2.     Certified Resolutions.   C e r t i f i e d
                              ---------------------

          resolutions of  the Board of  Directors of each of  the corporate

          Investors and action of the partners of each partnership Investor authorizing  the  execution,  delivery and  performance  of  this

          Agreement and the  consummation of the transactions  contemplated herein.

                    10.3.     Payment for Preferred Stock.  Wire  transfers
                              ---------------------------

          of  immediately  available  funds  in  the  aggregate  amount  of

          $26,975,000.

                    10.4.     Other Agreements.   Signed   counterparts  of
                              ----------------

          the Option Agreement and the Management Services Agreement.

                    10.5.     Opinion of Petro Counsel.     Petro     shall
                              ------------------------

          have  delivered to  the Company  an opinion  of Phillips,  Nizer,

          Benjamin,  Krim &  Ballon,  counsel  to Petro,  dated  as of  the

          Closing Date, in form and substance satisfactory to  the Company,

          to the effect that:

                         (a)  Petro  is   a  corporation   duly  organized,

          validly existing and in good standing under the laws of the State of Minnesota;

                         (b)  Petro has  the corporate power  and authority

          to carry on its business as it is now  being conducted and to own the properties and assets it now owns, and has the full corporate power and authority  to enter into this Agreement  and to consum-

          mate the transactions contemplated hereby;

                         (c)  All  corporate  action by  Petro  required in

          order  to authorize the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by Petro and is the valid and binding obligation of

          Petro  enforceable in accordance  with its terms  except that (i)

          such  enforcement  may  be  subject  to  bankruptcy,  insolvency,

          reorganization, moratorium or other similar laws now or hereafter in effect relating  to creditors' rights and, (ii)  the remedy of specific  performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                         (d)  Neither the  execution and  delivery of  this

          Agreement  by  Petro  nor the  consummation  of  the transactions contemplated hereby will violate the Certificate of Incorporation or By-Laws of Petro or, to the knowledge of such counsel, will violate, conflict with, or constitute a default under, or cause the  acceleration of maturity of any  debt or obligation pursuant to,  or result  in the  creation  or imposition  of any  security interest, lien or other encumbrance  upon any property or  assets

          of  Petro  or   any  Company  Subsidiary  under,   any  contract,

          commitment,  agreement,  trust,   understanding,  arrangement  or

          restriction  of any kind  to which Petro  is a party  or by which

          Petro  is bound or  violate any statute or  law, or any judgment,

          decree, order, regulation  or rule of  any court or  governmental authority;

                         (e)  Except for compliance  with the  HSR Act,  no

          consent of  any governmental body  nor, to the knowledge  of such counsel, of any other person, is required for the consummation by

          Petro of the transactions contemplated hereby.


                                      ARTICLE XI

                                     THE CLOSING
                                     -----------

                     11.1.    The closing  ("Closing") shall take  place at

          the offices of Phillips, Nizer,  Benjamin, Krim & Ballon, 31 West

          52nd Street, New York,  NY, simultaneously with the  execution of this Agreement (the "Closing Date").


                                     ARTICLE XI-A

                               POST CLOSING ADJUSTMENT
                               -----------------------


                    If the  Company  redeems  shares  of its  Series  D  8%

          Cumulative Convertible Preferred Stock issued on the Closing Date in accordance with its terms as in effect on such date at any time following the Closing, then upon each such redemption the

          Existing Shareholders  agree to return  as a contribution  to the capital of the Company, a number of shares of Common Stock of the

          Company  determined by  multiplying  48,567  by  a  fraction  the numerator  of  which  is  the  face  value of  the  Series  D  8%

          Cumulative  Convertible  Preferred  Stock  so  redeemed  and  the denominator of which is $10 million.


                                     ARTICLE XII

                             SURVIVAL OF REPRESENTATIONS
                                    AND WARRANTIES
                             ---------------------------


                    12.1.     Investigations; Survival of  Warranties.  The
                              ---------------------------------------

          representations and warranties of the Company contained herein or in any certificates  or other documents delivered prior  to or at the Closing shall  not be deemed waived or  otherwise affected by any investigation made by any  party hereto and shall survive the

          Closing;   provided   however,  that   the   representations  and

          warranties set forth in sections 3.6, 3.8, 3.9, 3.10, 3.11, 3.12,

          3.13, 3.14, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 3.24, 3.25,

          3.26,  3.29,  3.33, 3.34  and  3.36  shall  expire on  the  first anniversary of  the Closing,  the representations  and warranties set forth  in section  3.7 shall expire  18 months  following the

          Closing,  the representations and warranties set forth in section

          3.30 shall  expire on the  third anniversary of the  Closing, and the representations and warranties set forth in sections 3.16 and

          3.31 shall expire upon the  expiration of the relevant statute of limitations.

                                     ARTICLE XIII

                           IMPLEMENTATION OF MONEY DAMAGES
                           -------------------------------


                    13.1.     Implementation of Money Judgment.  Subject to
                              --------------------------------

          Sections 13.2 and 13.3, if any Investor receives a money judgment based  upon a breach  or default of  the Company pursuant  to the

          Agreement, other than  any breach or default of  Section 3.2, the first sentence of  Section 3.4 or the second  sentence of Section

          3.4 (other than  issues of enforceability not caused  by a breach of  the foregoing sections),  the Existing Shareholders  shall at their option either:

                         (a)  pay  the full amount of the money judgment to

          the Company in cash, or

                         (b)  deliver prorata, to the shareholders of  Star

          Gas, other than  the Existing  Shareholders, shares  of Star  Gas equal in value to the amount of such money damages.  The value of the  Star  Gas  stock  ("Stock Value")  shall  be  determined  by applying the average of the Put Price and Call Price formulas set forth in  the Shareholder  Put/Call Agreement at  the end  of the

          quarter  next preceding  the delivery  of  the shares;  provided,

          however, that  (i) if  the Put  Option or  Call Option  under the

          Shareholder Put/Call Agreement has been exercised with respect to the shares  of Common Stock  owned by the  Existing Shareholders,

          then the Stock  Value shall be the  Put Option Price or  the Call

          Option Price  with respect  to such exercise  and (ii)  until the release of the September 30, 1994 audited financial statements of the Company, the per share value of the shares of Star Gas shall be no less than $10.30 per share.  For purposes of allocating the shares,  each  Shareholder shall  be  deemed to  own  the maximum number  of shares then  issuable to such  Shareholder pursuant to

          options  and   convertible   preferred  stock   owned   by   such

          Shareholder.

                    13.2.   (a)  No  claim for breach of  representation or

          warranty ("Claim") may  be asserted by the  Investors against the

          Company unless and until the aggregate of all such Claims exceeds

          $175,000.

                         (b)  Whenever the Company shall receive notice  of

          any  Claim  by any  Investor  for breach  of  any representation,

          warranty  or  covenant  contained  in this  Agreement  or  in any certificate  delivered by  or on  behalf of  the Company  to such

          Investor   or   otherwise   arising  out   of   the  transactions

          contemplated  by this  Agreement, the  Company  shall as  soon as reasonably possible, and  in any event within 15  days of receipt of such notice,  notify the Existing  Shareholders of such  Claim and all of  the relevant facts within its  knowledge which relate thereto; provided,  however, that the  failure of the  Company to

          give   timely  notice   hereunder  shall  not   relieve  Existing

          Shareholders  of their obligations under Section 13.1 unless, and only to the extent that, lack  of notice caused the amount to  be paid hereunder  to be  greater than  it would  have been  had the

          Company given timely notice hereunder.  The Existing Shareholders shall  have the  right, but  not  the obligation,  to assume  the
          defense  of any  such  Claim.   The  Existing Shareholders  shall

          notify the Company  within thirty days of receipt  of such notice

          of  their intention  to assume  such  defense.   If the  Existing

          Shareholders assume such  defense, the Company shall  be entitled to participate  at its own  expense, but without  diminishing the

          exclusive control of the Existing Shareholders.   If the Existing

          Shareholders  fail to  assume the  defense of  any such  claim or demand as  soon as  reasonably possible,  then the  Company shall have  the right  to undertake  the defense of  any such  claim or demand utilizing counsel  selected by it.  The  Company shall not settle  any such  action  or agree  to  make any  payment to  any

          Investor without the consent of the Existing Shareholders.

                    13.3.     Notwithstanding  the foregoing,  in no  event

          will   the  aggregate  liability  of  the  Existing  Shareholders

          (including any liability in respect  of Paragraph 1 of the letter agreement,  dated December  21,  1993,  among  the  Company,  The

          Prudential  Insurance Company  of  America  and PruSupply,  Inc.)

          exceed  the aggregate  value of  (i) 250,000  shares of  Star Gas common stock minus (ii)  the number of shares of Star  Gas common
                       -----

          stock  returned to  the Company  pursuant to  Article XI-A.   For

          purposes  of this  Section 13.3,  each share  of Star  Gas common stock delivered to shareholders pursuant to Section 13.1(b) shall be deemed to have a value  of one share of Star Gas common  stock and  any cash  amounts paid  to the  Company pursuant  to Section

          13.1(a) shall be deemed to have a value of that number  of shares of Star Gas common stock equal to the amount of such cash payment divided by the Stock Value (as defined in Section 13.1(b)) at the time of such payment.


                                     ARTICLE XIV

                               MISCELLANEOUS PROVISIONS
                               ------------------------


                    14.1.     Amendment and Modification.   Subject to  ap-
                              --------------------------

          plicable law, this Agreement may be amended, modified and supple-

          mented by written agreement of the respective Boards of Directors or other governing board of the Company and Investors or by their respective officers authorized by such Boards of Directors at any time  prior to  the  Closing with  respect  to any  of the  terms contained herein.

                    14.2.     Waiver  of Compliance.    Any failure  of the
                              ---------------------

          Company, on  the one hand, or Investors,  on the other, to comply with  any obligation, covenant, agreement or condition herein may be  expressly  waived in  writing  by  the  President or  a  Vice

          President or other duly authorized agent of each of the Investors or the Company, but  such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall  not operate as a  waiver of, or  estoppel with respect to,

          any subsequent or other failure.

                    14.3.     Notices.  All  notices, requests, demands and
                              -------

          other  communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:


                              (a)  If to the Company, to:

                              Star Gas Corp.
                              500 Birchfield Drive
                              Mt. Laurel, NJ  08054

                              (with a copy to:)

                              Wilmer, Cutler & Pickering
                              2445 M St., N.W.
                              Washington, D.C.  20037
                              Attn:  Richard Cass, Esq.


          or to such other  person or address as the Company  shall furnish to Investors in writing.

                              (b)  If to Investors, to:

                              Star Gas Holdings, Inc.
                              c/o Hanseatic Corporation
                              450 Park Avenue
                              New York, NY  10022
                              Attn:  Paul Biddelman

                              Petroleum Heat and Power Co., Inc.
                              2187 Atlantic Street - 5th Fl.
                              Stamford, CT  06902
                              Attn:  George Leibowitz

                              First Reserve Corporation
                              475 Steamboat Road
                              Greenwich, Connecticut 06830
                              Attn:  William E. Macaulay

                              (with a copy to:)

                              The Prudential Insurance Company of America
                              c/o Prudential Financial Restructuring Group
                              Four Gateway Center, 9th Fl.
                              100 Mulberry Street
                              Newark, NJ  07102-4069
                              Attn:  Managing Director
                              Fax:  201-802-2662

                              Willkie Farr & Gallagher

                              One Citicorp Center
                              153 East 53rd Street
                              New York, NY  10022-4669
                              Attn:  Duncan Stewart, Esq.
                              Fax:  212-821-8111

                              Phillips, Nizer, Benjamin, Krim & Ballon
                              31 West 52nd Street
                              New York, NY 10019
                              Attn:  Alan Shapiro, Esq.

                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, NY  10017
                              Attn:  Richard Capelouto, Esq.

          or  to such other person or address as Investors shall furnish to the Company in writing.

                    14.4.     Assignment.  This  Agreement and  all of  the
                              ----------

          provisions hereof shall be binding  upon and inure to the benefit of  the parties hereto  and their respective  successors and per-

          mitted assigns, but neither this Agreement nor any of the rights,

          interests or obligations  hereunder shall be  assigned by any  of the parties hereto without the prior written consent of the other parties.

                    14.5.     Publicity.  Neither the Company nor Investors
                              ---------

          shall make or issue, or cause to be made or issued, any announce-

          ment or written statement concerning this Agreement or the trans-

          actions  contemplated  hereby for  dissemination  to the  general public  without the prior consent of  the other party.  This pro-

          vision shall not apply,  however, to any announcement or  written statement required  to be made by  law or the regulations  of any federal or state  governmental agency or any stock  exchange, ex-

          cept that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing  and content of such announcement before such announcement is made.

                    14.6.     Governing Law.  This Agreement  and the legal
                              -------------

          relations among the parties hereto  shall be governed by and con-

          strued  in accordance  with the  laws of  the State  of Delaware,

          without regard to its conflicts of law doctrine.

                    14.7.     Counterparts.  This Agreement may be executed
                              ------------

          simultaneously in  two or more counterparts, each  of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    14.8.     Headings.   The headings  of the Sections and
                              --------

          Articles of this Agreement are inserted for  convenience only and shall not constitute a part hereof or affect in any way the mean-

          ing or interpretation of this Agreement.

                    14.9.     Entire Agreement.   This Agreement, including
                              ----------------

          the Exhibits hereto, the Disclosure  Schedule and the other docu-

          ments  and certificates delivered  pursuant to the  terms hereof,

          set forth the  entire agreement and understanding  of the parties hereto in  respect of the  subject matter  contained herein,  and supersede  all  prior agreements,  promises,  covenants, arrange-

          ments,  communications,  representations or  warranties,  whether oral or  written, by any  officer, employee or  representative of any party hereto.

                    14.10.    Third  Parties.   Except as  specifically set
                              --------------

          forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or  corporation other than  the parties  hereto and  their successors or assigns, any rights  or remedies under or by reason of this Agreement.

                    14.11.    After  the Closing,  the  Company shall  from

          time to time, at the request of the Investors and without further cost  or expense  to Investors,  execute  and deliver  such other instruments  of conveyance  and  transfer  and  take  such  other actions  as Investors  may reasonably request,  in order  to more effectively consummate the transactions contemplated hereby.

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Agreement  to be  duly executed  and  their respective  corporate seals
          to be affixed  hereto, all  as of  the day and  year first  above written.

                                   PETROLEUM HEAT AND POWER CO., INC.

                                   By:  /s/ George Leibowitz
                                      ------------------------
                                       George Leibowitz
                                       Senior Vice President


          ACCEPTED AND AGREED:

          STAR GAS CORPORATION

          By:  /s/ Robert M. Cherry
             ------------------------
              Robert M. Cherry
              Senior Vice President


               The undersigned shareholders
               of Star Gas Corporation agree
               to the execution of the
               foregoing agreement and that
               they will not take any action
               inconsistent with the obliga-
               tions of Star Gas Corporation

          AMERICAN GAS & OIL INVESTORS            AmGO III

          By:  First Reserve Corporation,         By: First Reserve Capital
               as managing partner,                    Corporation, as
                                                       managing general
                                                       partner,

          By:  /s/ William Macaulay             By:  /s/ William Macaulay
             -------------------------             -------------------------
               William Macaulay                      William Macaulay
               Managing Director                     Managing Director

          AmGO II

          By:  First Reserve Capital
               Corporation, as
               managing general partner,

          By:  /s/ William Macaulay               FIRST   RESERVE   SECURED
             -------------------------            ENERGY ASSETS FUND, L.P.
               William Macaulay
               Managing Director

          FRC STAR GAS, INC.                      By:  First Reserve
                                                       Corporation, as managing
                                                       general partner
          By:  /s/ William Macaulay
             ------------------------
               William Macaulay
               Managing Director

          STAR GAS HOLDINGS, INC.                 By:  /s/ William Macaulay
                                                     -------------------------
          By:  /s/ Paul Biddelman                      William Macaulay
             ------------------------                  Managing Partner
               Paul Biddelman

                                        SCHEDULES


          Schedule 1 - Purchase of preferred stock
          Schedule 2 - Amended and Restated Articles of Incorporation
          Schedule 3 - Series A Preferred Stock exchange ratios


                                         EXHIBITS

          8.6.1     Shareholder Put/Call Agreement
          8.6.2     Star Gas Put/Call Agreement
          8.7       Shareholders Agreement
          9.5       Management Services Agreement
          9.6       Petro Option Agreement
          9.10      Existing Shareholder Option Agreement


                                   DISCLOSURE SCHEDULE

          3.01      Corporate organization, etc.
          3.03      (a)  Subsidiaries and affiliates
                    (b)  Equity investments
                    (c)  Foreign qualification of subsidiaries
          3.05      Violation of agreements, etc.
          3.07      Undisclosed Liabilities
          3.10      Certain changes
          3.11      (a)  Title to property - exceptions
                    (b)  Liens, etc.
          3.12      Plant and equipment
          3.13      Patents, trademarks, etc.
          3.14      Leases
          3.16      (a)  Examination of Federal income tax returns
                    (b)  Federal income tax returns
          3.17      Contracts and commitments
          3.18      Suppliers
          3.19      Customers
          3.20      Operating data
          3.22      (a)  Insurance in effect
                    (b)  Self-insured risks
          3.23      Labor matters
          3.24      Fringe benefit plans
          3.25      Litigation
          3.29      Compliance with law
          3.30      Environmental protection
          3.31      (b) Reportable events, etc.
          3.33      (a) Personnel
                    (b) Competition
          3.34      Insider Interests

                                      Schedule 1

          Petroleum Heat and Power Co., Inc. -    140,000 Shares  of Series
                                                  A      8%      Cumulative
                                                  Convertible     Preferred
                                                  Stock ($14 million)

          Star Gas Holdings, Inc. -               20,000 Shares  of Series A  8%
                                                  Cumulative         Convertible
                                                  Preferred Stock ($2 million)

                                                  90,000 Shares of Series C 8%  Cumulative
                                                  Convertible Preferred Stock ($9 million)

          American Gas & Oil Investors -          7,811  Shares of  Series  A 8%
                                                  Cumulative         Convertible
                                                  Preferred Stock ($781,100)

                                                  1,500 Shares  of Series E  8% Cumulative
                                                  Convertible Preferred Stock ($15,000)

          AmGO II -                               8,223 Shares  of Series A  8% Cumulative
                                                  Convertible Preferred Stock ($822,300)

                                                  692  Shares of  Series  E 8%  Cumulative
                                                  Convertible Preferred Stock ($69,200)

          AmGO III -                              849   Shares   of   Series   A   8%
                                                  Cumulative   Convertible  Preferred
                                                  Stock ($84,900)

                                                  152  Shares  of Series  E  8% Cumulative
                                                  Convertible Preferred Stock ($15,200)

          First Reserve Secured  -                2,867  Shares of  Series  A 8%
          Energy Assets Fund, L.P.                Cumulative Convertible Preferred
                                                  Stock ($286,700)

                                                  406  Shares of  Series  E 8%  Cumulative
                                                  Convertible Preferred Stock ($40,600)

          FRC Star Gas, Inc. -                    2,250  Shares of  Series  E  8%
                                                  Cumulative         Convertible
                                                  Preferred Stock  ($225,000)

          The Prudential Insurance Company -      150,000 shares  of Series
          of America (not party to                B 8% Cumulative Convertible
          Purchase Agreement)                     Preferred Stock ($9 million)

                                                  100,000 shares of Series D 8% Cumulative Convertible
                                                  Preferred Stock  ($10 million)

                                                  60,000  shares   of  Series  B   12.625%
                                                  Cumulative Redeemable Preferred Stock

                                                  15,000  shares   of  Series  A   12.625%
                                                  Cumulative Redeemable Preferred Stock
